Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Desert Capital REIT, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, the undersigned, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.      The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 16, 2009	/s/ Todd B. Parriott
Todd B. Parriott,
Chief Executive Officer, President, Chief Investment Officer and Chairman of the Board

November 16, 2009	/s/ Stacy M. Riffe
Stacy M. Riffe,
Chief Financial Officer